UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2019

Aravive, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36361	26-4106690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

LyondellBasell Tower

1221 McKinney Street, Suite 3200

Houston, Texas 77010

(Address of principal executive offices, including zip code)

(936) 355-1910

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Amendment to Chief Executive Officer’s Offer Letter

On February 6, 2019, the Compensation Committee (the “Committee”) of the Board of Directors of Aravive, Inc. (the “Company”) approved an amendment (the “Amendment”) to the severance provisions of the offer letter entered into by Jay Shepard, the Company’s Chief Executive Officer, on May 12, 2015 (the “Offer Letter”) to increase the time period for which (i) the Company will continue to pay his health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) to eighteen months following his Separation (as defined in the Offer Letter) and (ii) he can exercise any vested options to purchase shares of common stock to twelve months following his Separation from the Company. The foregoing summary of the Amendment is not intended to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Chief Financial Officer Salary and Target Bonus Increase

On February 6, 2019, after consultation with an outside compensation consultant, the Committee approved an increase in the annual base salary of Vinay Shah, the Company’s Chief Financial Officer, to $335,000 and an increase in his target bonus to 40% of his base salary. Mr. Shah’s employment is at-will per the terms of an offer letter with Aravive Biologics, Inc. dated February 1, 2017 as later amended on May 30, 2018 which provided for an annual base salary of $278,100 with an annual target bonus of 20% of his base salary. Mr. Shah also entered into severance letters with Aravive Biologics, Inc. that provide for twelve months’ severance pay, twelve months payment of COBRA premiums and up to one year to exercise vested options if his employment is terminated within twelve months of the merger that was effected on October 12, 2018 (the “Merger”) due to a Qualifying Termination (as defined in the severance letter).

The above descriptions of the employment related agreements for Mr. Shah do not purport to be complete and are subject to and qualified in their entirety by reference to the copies of the employment related agreements for Mr. Shah included as Exhibits 10.2 and 10.3 to this Current Report on Form 8-K and which are incorporated herein by reference.

Approval of Salary Increase Vice President / Finance and Principal Accounting Officer

On February 6, 2019, after consultation with an outside compensation consultant, the Committee approved an increase in the annual base salary of Kevin Haas, the Company’s Vice President / Finance and Principal Accounting Officer, to $281,000.

Appointment of Chief Scientific Officer

On February 12, 2019, the Board of Directors of the Company appointed Dr. Gail McIntyre, the Company’s Senior Vice President of Research and Development, to the position of Chief Scientific Officer of the Company.

Gail McIntyre, age 56, has served as the Company’s Senior Vice President of Research and Development since October 2018 and previously served as Aravive Biologics, Inc.’s Senior Vice President of Research and Development since January 2017 and a consultant to Aravive Biologics, Inc. from August 2016 until January 2017. Dr. McIntyre also served as a principal at IntelliDev Consulting, LLC providing consulting services to several biotechnology companies from January 2014 to January 2017, and served as VP of Development for Meryx, Inc from January 2014 until January 2016. Dr. McIntyre held the position of Senior Vice President of Research at Furiex Pharmaceuticals, Inc. from April 1, 2010 until December 2014 and served as head of Pharmaceutical Product Development LLC’s compound partnering business for 8 years prior to that. Dr. McIntyre has authored more than 30 regulatory submissions and is a board certified toxicologist with extensive experience in moving compounds through lead optimization and clinical development onto the market. Her experience covers multiple therapeutic areas including oncology (including immune-oncology), infectious diseases, central nervous system, gastrointestinal, and metabolic/endocrine as well as various therapies including small drugs, treatment vaccines, antibodies, immunoconjugates and peptide mimetics. Dr. McIntyre is also board certified in Clinical Pathology (hematology and clinical chemistry) by the American Society of Clinical Pathology. Dr. McIntyre received her B.A. in Biology from Merrimack College. She earned M.S. and Ph.D. degrees in Biochemistry and Biophysics from the University of North Carolina at Chapel Hill.

Dr. McIntyre’s employment is at-will per the terms of an offer letter, dated January 1, 2017, by and between Aravive Biologics, Inc. and Dr. McIntyre. Dr. McIntyre began work as a full-time employee of Aravive Biologics, Inc. in January 2017 and was originally eligible to receive an annual salary of $264,000 and a bonus targeted at $22,000 of her annual base salary. On February 6, 2019, after consultation with an outside compensation consultant, the Committee approved an increase in Dr. McIntyre’s annual base salary to $325,000 and her target bonus was increased to 40% of her annual base salary. In connection with Dr. McIntyre’s employment by Aravive Biologics, Inc., Dr. McIntyre was granted options to purchase shares of Aravive Biologics, Inc. common stock, each of which were fully vested and were converted into options to purchase shares of Company common stock at the effective time of the Merger. Dr. McIntyre also entered into severance letters with Aravive Biologics, Inc. that provide for twelve months’ severance pay, twelve months payment of COBRA premiums and up to one year to exercise vested options if her employment is terminated within twelve months of the Merger due to a Qualifying Termination (as defined in the severance letter).

There are no family relationships between Dr. McIntyre and any director or executive officer of the Company, and Dr. McIntyre has not had any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The above descriptions of the employment related agreements for Dr. McIntyre do not purport to be complete and are subject to and qualified in their entirety by reference to the copies of the employment related agreements for Dr. McIntyre and included as Exhibits 10.4 and 10.5, to this Current Report on Form 8-K and which are incorporated herein by reference

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Amendment to Jay Shepard Offer Letter dated as of February 6, 2019

10.2	Offer Letter dated February 1, 2017 and the amendment thereto dated May 30, 2018 by and between Aravive Biologics, Inc. and Vinay Shah

10.3	Severance Agreement dated May 31, 2018 and amendment thereto dated September 24, 2018 between Aravive Biologics, Inc. and Vinay Shah

10.4	Offer Letter dated January 1, 2017 by and between Aravive Biologics, Inc. and Gail McIntyre

10.5	Severance Agreement dated May 31, 2018 and amendment thereto dated September 24, 2018 between Aravive Biologics, Inc. and Gail McIntyre

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARAVIVE, INC. (Registrant)

Date: February 12, 2019	By:	/s/ Jay P. Shepard
	Name:	Jay P. Shepard
	Title:	Chief Executive Officer